Invitae Reports Third Quarter 2023 Financial Results

Reported revenue of $121.2 million, a year-over-year decrease of 9%; on a pro forma basis, taking into account exited businesses and geographies, revenue increased approximately 4%

Gross margin of 32.2% and non-GAAP gross margin of 52.4%; continued improvement in non-GAAP gross margin for nine consecutive quarters

Reaffirming 2023 financial guidance

SAN FRANCISCO – November 8, 2023 – Invitae (NYSE: NVTA), a leading medical genetics company, today announced results for the third quarter ended September 30, 2023.

“The Company executed well on key operating and financial metrics in the third quarter, and remains on track to meet or beat annual guidance,” said Ken Knight, president and chief executive officer of Invitae. “On the operational front, we added key executive talent and achieved a number of clinical milestones that should strengthen the health of our business, deliver continuing market expansion and further differentiate our testing portfolio from competitors.”

Third Quarter 2023 Financial Results Third quarter revenue decreased 9% to $121.2 million compared to $133.5 million in the same period in the prior year, primarily reflecting the impact of exited businesses and geographies completed in 2022. After adjusting for revenue of $17.2 million in the prior year period related to the discontinued businesses, third quarter revenue increased approximately 4% on a pro forma basis, with U.S. hereditary cancer testing volume achieving double-digit percentage growth compared to the prior year period.
•Gross profit was $39.1 million in the quarter, compared with $16.6 million in the same period of 2022, or 135.6% year-over-year growth. Non-GAAP gross profit was $63.6 million in the quarter, compared with $61.2 million in the third quarter of 2022, representing a year-over-year growth rate of 3.8%.
•Gross margin was 32.2% in the third quarter, compared with 12.4% a year ago. Non-GAAP gross margin was 52.4% compared with 45.9% in the third quarter of 2022. This represents Invitae’s ninth consecutive quarter of non-GAAP gross margin improvement.
•Operating expense for the third quarter of 2023 was $1.0 billion, compared with $306.5 million in the third quarter of 2022. Operating expense in the third quarter includes $877.3 million in restructuring, impairment and other costs primarily related to an impairment charge of the Company’s long-lived assets, compared with $125.2 million in the prior year period. Non-GAAP operating expense was $122.1 million for the third quarter of 2023, compared with $150.0 million for the third quarter of 2022. Non-GAAP operating expense as a percentage of revenue was 101%, compared with 112% in the third quarter of 2022.
•As of September 30, 2023, Invitae had $264.7 million of cash, cash equivalents, restricted cash and marketable securities compared to $557.1 million as of December 31, 2022.
•Net decrease in cash, cash equivalents, restricted cash and net changes in investments in the quarter was $72.2 million. Cash burn in the quarter was $64.1 million.

•Total patients served as of September 30, 2023 was approximately 4.4 million with 64% available for data sharing.
•Third quarter net loss per basic and diluted share of ($3.42) included impairment and losses on disposals of long-lived assets, net, employee severance and benefits and other restructuring costs of $877.3 million primarily related to fair market value assessment of the Company’s intangible assets. Third quarter non-GAAP net loss per basic and diluted share of ($0.10) excludes this charge. Compared to a year ago, net loss per basic and diluted share and non-GAAP net loss per basic and diluted share were ($1.27) and ($0.42), respectively.

Operational improvement efforts and expense control have resulted in margin expansion and stronger financial performance. In addition, the Company is engaging with stakeholders to strengthen the balance sheet, and the Board of Directors has formed a special committee focused on improving the Company’s capital structure. The Company is exploring a number of options, including, but not limited to, raising capital, asset sales, business and R&D refocusing efforts, capital expenditure and operating expense reductions and addressing its debt obligations.

Reaffirming Fiscal 2023 Outlook

For the full year, Invitae is reaffirming its fiscal 2023 outlook. The Company expects revenue in the range of $480-$500 million and non-GAAP gross margin in the range of 48-50%.

Ongoing cash burn includes cash, cash equivalents, marketable securities and restricted cash and excludes certain items. The Company continues to expect ongoing cash burn to be in the range of $220-$245 million in 2023. In 2023, cash burn will be higher than ongoing cash burn as a result of the Company’s voluntary repayment of its $135 million term loan in the first quarter of 2023.

Webcast and Conference Call Details

Management will host a conference call and webcast today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time to discuss financial results and recent developments. To access the conference call, please register at the link below:

https://www.netroadshow.com/events/login?show=62d0dec5&confId=56925

Upon registering, each participant will be provided with call details and access codes.

The live webcast of the call and slide deck may be accessed here or by visiting the investors section of the company's website at ir.invitae.com. A replay of the webcast will be available shortly after the conclusion of the call and will be archived on the company's website.

About Invitae

Invitae (NYSE: NVTA) is a leading medical genetics company trusted by millions of patients and their providers to deliver timely genetic information using digital technology. We aim to provide accurate and actionable answers to strengthen medical decision-making for individuals and their families. Invitae's genetics experts apply a rigorous approach to data and research, serving as the foundation of their mission to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people.

To learn more, visit invitae.com and follow for updates on Twitter, Instagram, Facebook and LinkedIn @Invitae.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company’s mission; the company’s future financial and operating results; the company’s focus, strategy, and roadmap; the company’s financial guidance for 2023; the company’s belief that the addition of executives and achievement of clinical milestones will strengthen the health of the company’s business, deliver continuing market expansion and differentiate the company’s testing portfolio from competitors; the objectives of the special committee; and the company’s beliefs regarding engagement with stakeholders and plans to explore various options. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the availability of and need for capital; the ability to service the company’s debt obligations; the ability of the company to successfully execute its strategic business realignment and achieve the intended benefits thereof on the expected timeframe or at all; unforeseen or greater than expected costs associated with the strategic business realignment; the risk that the disruption that may result from the realignment may harm the company’s business, market share or its relationship with customers or potential customers; risks related to the various options the company is exploring, including the fact that certain options may not be available to the company; the impact of inflation and the current economic environment on the company’s business; the company's ability to grow its business in a cost-efficient manner; the company's history of losses; the company’s ability to maintain important customer relationships; the company’s ability to compete; the company's need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; the risk that the company may not obtain or maintain sufficient levels of reimbursement for its tests; the applicability of clinical results to actual outcomes; risks associated with litigation; the company's ability to use rapidly changing genetic data to interpret test results accurately and consistently; laws and regulations applicable to the company's business; and the other risks set forth in the reports filed by the company with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

Non-GAAP Financial Measures

To supplement the company’s consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States (GAAP), the company is providing several non-GAAP measures. These non-GAAP financial measures exclude certain items that are required by GAAP. In addition, these non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. Management believes these non-GAAP financial measures are useful to investors in evaluating the company’s ongoing operating results and trends. Management uses such non-GAAP information to manage the company’s business and monitor its performance.

Other companies, including companies in the same industry, may not use the same non-GAAP measures or may calculate these metrics in a different manner than management or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP measures as comparative measures. Because of these limitations, the company’s non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the non-GAAP reconciliations provided in the tables below and on the company’s website.

In addition, this press release includes the company’s non-GAAP gross margin and cash burn guidance, non-GAAP measures used to describe the company’s expected performance. The company has not presented a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures, because the reconciliations could not be prepared without unreasonable effort. The information necessary to prepare the reconciliations are not available on a forward-looking basis and cannot be accurately predicted. The unavailable information could have a significant impact on the calculation of the comparable GAAP financial measures.

Invitae Contacts:

Investor Relations
Hoki Luk
ir@invitae.com

Public Relations
Amy Hadsock
pr@invitae.com

INVITAE CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$158,007	$257,489
Marketable securities	96,566	289,611
Accounts receivable	82,507	96,148
Inventory	21,627	30,386
Prepaid expenses and other current assets	19,692	19,496
Total current assets	378,399	693,130
Property and equipment, net	65,446	108,723
Operating lease assets	61,639	106,563
Restricted cash	10,100	10,030
Intangible assets, net	—	1,012,549
Other assets	19,531	23,121
Total assets	$535,115	$1,954,116
Liabilities and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$25,185	$13,984
Accrued liabilities	84,729	74,388
Operating lease obligations	17,650	14,600
Finance lease obligations	3,948	5,121
Convertible senior notes, net current portion	26,907	—
Total current liabilities	158,419	108,093
Operating lease obligations, net of current portion	134,945	134,386
Finance lease obligations, net of current portion	855	3,780
Debt	—	122,333
Convertible senior notes, net	1,127,830	1,470,783
Convertible senior secured notes (at fair value)	196,244	—
Deferred tax liability	—	8,130
Other long-term liabilities	226	4,775
Total liabilities	1,618,519	1,852,280

Stockholders’ (deficit) equity:
Common stock	29	25
Accumulated other comprehensive income (loss)	25,378	(80)
Additional paid-in capital	5,061,131	4,931,032
Accumulated deficit	(6,169,942)	(4,829,141)
Total stockholders’ (deficit) equity	(1,083,404)	101,836
Total liabilities and stockholders’ (deficit) equity	$535,115	$1,954,116

INVITAE CORPORATION
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Test revenue	$117,561	$128,839	$346,127	$381,518
Other revenue	3,680	4,697	13,002	12,331
Total revenue	121,241	133,536	359,129	393,849
Operating expenses:
Cost of revenue	82,186	116,956	258,102	324,412
Research and development	58,336	87,177	184,138	330,559
Selling and marketing	37,999	49,193	127,241	172,086
General and administrative	45,619	44,939	160,826	147,221
Goodwill and IPR&D impairment	—	—	—	2,313,047
Restructuring, impairment and other costs	877,289	125,222	1,010,843	130,039
Total operating expenses	1,101,429	423,487	1,741,150	3,417,364
Loss from operations	(980,188)	(289,951)	(1,382,021)	(3,023,515)
Other income (expense), net:
Gain (loss) on extinguishment of debt, net	229	—	(10,593)	—
Debt issuance costs	(845)	—	(20,704)	—
Change in fair value of convertible senior secured notes	33,463	—	72,386	—
Change in fair value of acquisition-related liabilities	70	(527)	337	15,666
Other income, net	4,843	2,399	15,105	3,971
Total other income, net	37,760	1,872	56,531	19,637
Interest expense	(5,850)	(14,145)	(23,366)	(42,149)
Net loss before taxes	(948,278)	(302,224)	(1,348,856)	(3,046,027)
Income tax benefit	6,171	1,068	8,055	39,551
Net loss	$(942,107)	$(301,156)	$(1,340,801)	$(3,006,476)
Net loss per share, basic and diluted	$(3.42)	$(1.27)	$(5.09)	$(12.91)
Shares used in computing net loss per share, basic and diluted	275,604	237,974	263,210	232,889

INVITAE CORPORATION

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(1,340,801)	$(3,006,476)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill and IPR&D impairment	—	2,313,047
Impairments and losses on disposals of long-lived assets, net	1,012,360	60,317
Depreciation and amortization	100,403	104,726
Stock-based compensation	85,554	164,314
Amortization of debt discount and issuance costs	5,483	11,676
Loss on extinguishment of debt, net	10,593	—
Debt issuance costs	20,704	—
Change in fair value of convertible senior secured notes	(72,386)	—
Remeasurements of liabilities associated with business combinations	(337)	(15,666)
Benefit from income taxes	(8,055)	(39,551)
Post-combination expense for acceleration of unvested equity and deferred stock compensation	1,789	4,980
Amortization of premiums and discounts on investment securities	(6,259)	603
Non-cash lease expense	9,309	6,832
Other	2,211	(1,314)
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	13,641	(22,903)
Inventory	8,759	3,614
Prepaid expenses and other current assets	(196)	9,012
Other assets	(139)	2,740
Accounts payable	8,135	(6,345)
Accrued expenses and other long-term liabilities	(6,966)	(540)
Net cash used in operating activities	(156,198)	(410,934)
Cash flows from investing activities:
Purchases of marketable securities	(231,044)	(789,622)
Proceeds from maturities of marketable securities	430,440	541,313
Purchases of property and equipment	(4,669)	(48,385)
Proceeds from sale of property and equipment	332	—
Net cash provided by (used in) investing activities	195,059	(296,694)
Cash flows from financing activities:
(Loss) proceeds from public offerings of common stock, net of issuance costs	(55)	9,658
Proceeds from issuance of common stock, net	2,170	6,267
Proceeds from issuance of Series B convertible senior secured notes due 2028	30,001	—
Payments for debt issuance costs and prepayment fees	(25,974)	—
Repayment of debt	(135,000)	—
Finance lease principal payments	(3,886)	(4,184)
Settlement of acquisition obligations	(5,529)	(10,582)
Net cash (used in) provided by financing activities	(138,273)	1,159
Net decrease in cash, cash equivalents and restricted cash	(99,412)	(706,469)
Cash, cash equivalents and restricted cash at beginning of period	267,519	933,525
Cash, cash equivalents and restricted cash at end of period	$168,107	$227,056

INVITAE CORPORATION

Reconciliation of GAAP to Non-GAAP Cost of Revenue
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cost of revenue	$82,186	$116,956	$258,102	$324,412
Amortization of acquired intangible assets	(24,082)	(27,711)	(77,122)	(73,618)
Acquisition-related stock-based compensation	(44)	(146)	(146)	(425)
Acquisition-related post-combination expense	—	(162)	—	(1,053)
Restructuring-related retention bonuses	(7)	(170)	(145)	(170)
Inventory and prepaid write-offs	(388)	(16,467)	(1,362)	(16,467)
Non-GAAP cost of revenue	$57,665	$72,300	$179,327	$232,679

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$121,241	$133,536	$359,129	$393,849
Cost of revenue	82,186	116,956	258,102	324,412
Gross profit	39,055	16,580	101,027	69,437
Amortization of acquired intangible assets	24,082	27,711	77,122	73,618
Acquisition-related stock-based compensation	44	146	146	425
Acquisition-related post-combination expense	—	162	—	1,053
Restructuring-related retention bonuses	7	170	145	170
Inventory and prepaid write-offs	388	16,467	1,362	16,467
Non-GAAP gross profit	$63,576	$61,236	$179,802	$161,170

Reconciliation of GAAP to Non-GAAP Research and Development Expense
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Research and development	$58,336	$87,177	$184,138	$330,559
Amortization of acquired intangible assets	—	(306)	(90)	(1,338)
Acquisition-related stock-based compensation	(14,921)	(18,695)	(43,448)	(65,719)
Acquisition-related post-combination expense	(141)	(1,962)	(1,825)	(7,186)
Restructuring-related retention bonuses	(669)	(646)	(2,052)	(646)
Restructuring-related accelerated depreciation	(125)	(3,311)	(341)	(3,311)
Non-GAAP research and development	$42,480	$62,257	$136,382	$252,359

INVITAE CORPORATION

Reconciliation of GAAP to Non-GAAP Selling and Marketing Expense
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Selling and marketing	$37,999	$49,193	$127,241	$172,086
Amortization of acquired intangible assets	(1,569)	(1,610)	(4,707)	(4,856)
Acquisition-related stock-based compensation	—	(806)	(750)	(2,374)
Restructuring-related retention bonuses	(105)	(115)	(565)	(115)
Non-GAAP selling and marketing	$36,325	$46,662	$121,219	$164,741

Reconciliation of GAAP to Non-GAAP General and Administrative Expense
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
General and administrative	$45,619	$44,939	$160,826	$147,221
Change in fair value of contingent consideration	—	—	—	1,850
Acquisition-related stock-based compensation	(1,181)	(3,438)	(3,524)	(6,656)
Restructuring-related retention bonuses	(1,149)	(300)	(2,402)	(300)
Restructuring-related accelerated depreciation	—	(111)	—	(111)
Non-GAAP general and administrative	$43,289	$41,090	$154,900	$142,004

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Research and development	$58,336	$87,177	$184,138	$330,559
Selling and marketing	37,999	49,193	127,241	172,086
General and administrative	45,619	44,939	160,826	147,221
Goodwill and IPR&D impairment	—	—	—	2,313,047
Restructuring, impairment and other costs	877,289	125,222	1,010,843	130,039
Operating expenses	1,019,243	306,531	1,483,048	3,092,952
Goodwill and IPR&D impairment	—	—	—	(2,313,047)
Restructuring, impairment and other costs	(877,289)	(125,222)	(1,010,843)	(130,039)
Change in fair value of contingent consideration	—	—	—	1,850
Amortization of acquired intangible assets	(1,569)	(1,916)	(4,797)	(6,194)
Acquisition-related stock-based compensation	(16,102)	(22,939)	(47,722)	(74,749)
Acquisition-related post-combination expense	(141)	(1,962)	(1,825)	(7,186)
Restructuring-related retention bonuses	(1,923)	(1,061)	(5,019)	(1,061)
Restructuring-related accelerated depreciation	(125)	(3,422)	(341)	(3,422)
Non-GAAP operating expenses	$122,094	$150,009	$412,501	$559,104

INVITAE CORPORATION

Reconciliation of Other Income, Net to Non-GAAP Other Income, Net
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Other income, net	$37,760	$1,872	$56,531	$19,637
Change in fair value of acquisition-related liabilities	(70)	527	(337)	(15,666)
Non-GAAP other income, net	$37,690	$2,399	$56,194	$3,971

Reconciliation of Net Loss to Non-GAAP Net Loss and Non-GAAP Net Loss Per Share
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(942,107)	$(301,156)	$(1,340,801)	$(3,006,476)
Goodwill and IPR&D impairment	—	—	—	2,313,047
Restructuring, impairment and other costs	877,289	125,222	1,010,843	130,039
Change in fair value of contingent consideration	—	—	—	(1,850)
Change in fair value of acquisition-related assets and liabilities	(70)	527	(337)	(15,666)
Amortization of acquired intangible assets	25,651	29,627	81,919	79,812
Acquisition-related stock-based compensation	16,146	23,085	47,868	75,174
Acquisition-related post-combination expense	141	2,124	1,825	8,239
Restructuring-related retention bonuses	1,930	1,231	5,164	1,231
Restructuring-related accelerated depreciation	125	3,422	341	3,422
Inventory and prepaid write-offs	388	16,467	1,362	16,467
Acquisition-related income tax benefit	(6,180)	(1,390)	(6,810)	(40,195)
Non-GAAP net loss	$(26,687)	$(100,841)	$(198,626)	$(436,756)

Net loss per share, basic and diluted	$(3.42)	$(1.27)	$(5.09)	$(12.91)
Non-GAAP net loss per share, basic and diluted	$(0.10)	$(0.42)	$(0.75)	$(1.88)
Shares used in computing net loss per share, basic and diluted	275,604	237,974	263,210	232,889

INVITAE CORPORATION

Reconciliation of Net (Decrease) Increase in Cash, Cash Equivalents and Restricted Cash to Cash Burn
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2023	June 30, 2023	September 30, 2023	September 30, 2023
Net cash used in operating activities	$(34,398)	$(54,905)	$(66,895)	$(156,198)
Net cash provided by investing activities	73,878	116,064	5,117	195,059
Net cash (used in) provided by financing activities	(135,768)	876	(3,381)	(138,273)
Net (decrease) increase in cash, cash equivalents and restricted cash	(96,288)	62,035	(65,159)	(99,412)
Adjustments:
Net changes in investments	(75,202)	(117,146)	(7,048)	(199,396)
Loss from public offerings of common stock, net of issuance costs	—	—	55	55
Proceeds from issuance of Series B convertible senior secured notes due 2028, net of issuance costs	(22,435)	1,763	8,016	(12,656)
Cash burn	$(193,925)	$(53,348)	$(64,136)	$(311,409)

• Cash burn for the three months ended March 31, 2023 includes $135.0 million repayment of debt, $8.1 million of prepayment fees, $3.7 million in restructuring-related cash payments, and $1.5 million of acquisition-related payments.
• Cash burn for the three months ended September 30, 2023 includes $4.1 million of acquisition-related payments.